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                                                                      EXHIBIT 21



                         SUBSIDIARIES OF THE REGISTRANT

     The following are the subsidiaries of Sterling Financial Corporation:


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          Subsidiary                            State of Incorporation or Organization
          ----------                            --------------------------------------
Bank of Lancaster County, N.A.                      (National Banking Association)
1 East Main Street
P.O. Box 0300
Strasburg, PA 17579

     Town & Country, LLC                                     Pennsylvania
     1097 Commercial Avenue
     East Petersburg, PA 17520

     Sterling Financial Trust Company                        Pennsylvania
     101 North Pointe Boulevard
     Lancaster, PA 7601-4133

     Equipment Finance, Inc.                                 Pennsylvania
     118 West Airport Road
     Lititz, PA 17543

          EFI Holdings, Inc.                                   Delaware
          Wilmington, DE 19803

Sterling Mortgage Services, Inc.                             Pennsylvania
101 North Pointe Boulevard
Lancaster, PA 17601-4133

T & C Leasing, Inc.                                          Pennsylvania
1097 Commercial Avenue
East Petersburg, PA 17520

The First National Bank of North East               (National Banking Association)
14 S. Main Street
North East, Maryland 21901

Bank of Hanover and Trust Company                            Pennsylvania
25 Carlisle Court
Hanover, PA 17371

HOVB Investment Company                                        Delaware
103 Foulk Road, Suite 202
Wilmington, DE 19803

Sterling Financial Statutory Trust I
101 North Pointe Boulevard
Lancaster, PA 17601
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